As filed with the Securities and Exchange Commission on February 1, 2013

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Corinthian Colleges, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0717312
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6 Hutton Centre Drive, Suite 400

Santa Ana, California 92707
(Address, Including Zip Code, of Principal Executive Offices)

Corinthian Colleges, Inc.

Employee Stock Purchase Plan

 (Full Title of the Plan)

Stan A. Mortensen
Executive Vice President, General Counsel and Corporate Secretary
Corinthian Colleges, Inc.

6 Hutton Centre Drive, Suite 400

Santa Ana, California 92707

(714) 427-3000

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

COPY TO:

David A. Krinsky, Esq.
O’Melveny & Myers LLP

610 Newport Center Drive, Suite 1700

Newport Beach, California 92660

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION  OF REGISTRATION  FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.0001 par value per share	4,000,000 shares(1)	$2.695(2)	$10,780,000(2)	$1,471(2)

(1)             This Registration Statement covers, in addition to the number of shares of Corinthian Colleges, Inc., a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.0001 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Corinthian Colleges, Inc. Employee Stock Purchase Plan, as amended (the “Plan”), as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)             Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on January 28, 2013, as quoted on the Nasdaq National Market System.

The Exhibit Index for this Registration Statement is at page 7.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.                                                        Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)                                  The Company’s Annual Report on Form 10-K for its fiscal year ended June 30, 2012, filed with the Commission on August 24, 2012 (Commission File No. 000-25283);

(b)                                 The Company’s Quarterly Reports on Form 10-Q for its fiscal quarter ended September 30, 2012, filed with the Commission on November 1, 2012 and its fiscal quarter ended December 31, 2012, filed with the Commission on February 1, 2013 (each, Commission File No. 000-25283);

(c)                                  The Company’s Current Reports on Form 8-K, filed with the Commission on July 2, 2012, July 6, 2012, August 22, 2012, September 28, 2012, November 5, 2012 and November 20, 2012 (each, Commission File No. 000-25283);

(d)                                 The Company’s Registration Statement on Form S-8, filed with the Commission on December 1, 2000 (Commission File No. 333-51032); and

(e)                                  The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on January 21, 1999 (Commission File No. 000-25283), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.                                                        Interests of Named Experts and Counsel

The validity of the issuance of Common Stock registered hereby is passed on for the Company by Stan A. Mortensen.  Mr. Mortensen is the Executive Vice President, General Counsel and Corporate Secretary of the Company and is compensated by the Company as an employee.  Mr. Mortensen beneficially owns 53,556 shares of Common Stock, Company stock options to acquire up to an additional 498,557 shares of Common Stock, and 72,104 restricted stock units that are payable in an equivalent number of shares of Common Stock.  Mr. Mortensen is eligible to participate in the Plan.

Item 8.                                                        Exhibits

See the attached Exhibit Index at page 7, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on January 24, 2013.

By:	/s/ Jack D. Massimino
Jack D. Massimino
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jack D. Massimino and Robert C. Owen, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jack D. Massimino	Chairman of the Board and Chief Executive Officer	January 24, 2013
Jack D. Massimino	(Principal Executive Officer)

/s/ Robert C. Owen	Executive Vice President and Chief Financial Officer	January 24, 2013
Robert C. Owen	(Principal Financial and Accounting Officer)

/s/ Hank Adler	Director	January 24, 2013
Hank Adler

/s/ Linda Arey Skladany	Director	January 24, 2013
Linda Arey Skladany

Signature	Title	Date

/s/ John Dionisio	Director	January 24, 2013
John Dionisio

/s/ Terry O. Hartshorn	Director	January 24, 2013
Terry O. Hartshorn

/s/ Alice T. Kane	Director	January 24, 2013
Alice T. Kane

/s/ Robert Lee	Director	January 24, 2013
Robert Lee

/s/ Sharon P. Robinson	Director	January 24, 2013
Sharon P. Robinson

/s/ Paul St. Pierre	Director	January 24, 2013
Paul St. Pierre

/s/ Tim Sullivan	Director	January 24, 2013
Tim Sullivan

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.

Corinthian Colleges, Inc. Employee Stock Purchase Plan, as amended. (Filed as Annex A to the Company’s Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on October 3, 2012 (Commission File No. 000-25283) and incorporated herein by this reference.)

5.	Opinion of Company Counsel (opinion re legality).

23.1	Consent of Ernst & Young LLP (consent of independent registered public accounting firm).

23.2	Consent of Company Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).